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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 27, 1998


                              WESTERN WATER COMPANY
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


         0-18756                                          33-0085833
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(Commission File Number)                    (I.R.S. Employer Identification No.)


4660 LA JOLLA VILLAGE DRIVE, SUITE 825, SAN DIEGO, CALIFORNIA           92122
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        (Address of Principal Executive Offices)                      (Zip Code)


                                 (619) 535-9282
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               Registrant's Telephone Number, Including Area Code

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

        On October 13, 1998, Western Water Company (the "Corporation") entered into a certain Strategic Relationship Agreement (the "Agreement") with Sociedad General de Aguas de Barcelona, a Spanish corporation ("Agbar") to sell to Agbar, or to a subsidiary of Agbar, $10,000,000 of Series D Convertible Redeemable Preferred Stock, par value $.001 per share ("Series D Preferred"), at a cash purchase price of $1,000 per share. In accordance with the terms of the Agreement, Agbar assigned its right purchase the shares to Interagua, Servicios Integrales del Agua, S.A., a Spanish corporation, 50% of whose outstanding equity securities are owned by Agbar ("Interagua"). On October 27, 1998, pursuant to the Agreement, Interagua purchased 10,000 shares of the Series D Preferred for an aggregate cash purchase price of $10,000,000.

        Under the terms of the Agreement, Agbar has also agreed to purchase from the Corporation, during the two-year period ending October 31, 2000, up to an additional 15,000 shares of Series D Preferred at a cash purchase price of $1,000 per share, subject to satisfaction of the conditions set forth in the Agreement. Agbar also has the right to assign the right to purchase these additional shares of Series D Preferred to any of its affiliates. Pursuant to the terms of the Agreement, the Corporation has appointed Agbar's designee, Juan Ras, to the Corporation's Board of Directors, and has agreed to expand its Board of Directors in the future by an additional member and to appoint an additional Agbar designee to the Corporation's expanded Board of Directors following the date on which Agbar or its affiliates have made a total of $15,000,000 of direct investments in the Corporation.

        Under the terms of the Agreement, the Corporation has agreed to assist Agbar to develop Agbar's water-related business in the United States, and has granted Agbar certain preemptive, registration and other rights.

        The 10,000 shares of Series D Preferred that Interagua has purchased are initially convertible into shares of the Corporation's Common Stock at a conversion price of $8.99 per share (or 1,112,347 shares of Common Stock). Based on the number of shares currently outstanding, if all shares of Series D Preferred purchased by Interagua were converted, the 1,112,347 shares of Common Stock that Interagua would receive upon conversion would represent 11.9% of the total number of such shares of the Corporation's Common Stock outstanding after the conversion. The initial dividend rate for the Series D Preferred is 7.5% per annum. The dividend rate for additional shares of Series D Preferred that may hereafter be issued will be based on the average annual yield on the 10-year U.S. Treasury Bond. Dividends are payable quarterly in cash.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    Financial statements of businesses acquired:

               Not applicable.

        (b) Pro forma financial statements:

               Not applicable

        (c)    Exhibits:

               (4) Certificate of Designations of Series D Convertible Redeemable Preferred Stock.

               (10) Strategic Relationship Agreement, dated October 13, 1998, by and between Western Water Company and Sociedad General de Aguas de Barcelona, S.A.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    WESTERN WATER COMPANY
                                    (Registrant)


Date:  November 25, 1998            By: /s/ Ronald I. Simon
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                                    Ronald I. Simon
                                    Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit

        4 Certificate of Designations of Series D Convertible Redeemable Preferred Stock.

        10 Strategic Relationship Agreement, dated October 13, 1998, by and between Western Water Company and Sociedad General de Aguas de Barcelona, S.A.